Exhibit 99.1

Fulgent Genetics Reports Record Second Quarter 2020 Financial Results

Second Quarter 2020 Results:

•	Record Revenue of $17.3 million, growing 105% year-over-year
•	Record Billable tests delivered total 180,513, growing 1003% year-over-year
•	Gross Margin improved approximately 8 percentage points from Q1 2020; cost per test improved approximately 81% year-over-year
•	Record GAAP earnings of $3.3 million, or $0.14 per share
•	Record Non-GAAP earnings of $4.0 million, or $0.17 per share
•	Record Adjusted EBITDA of $4.3 million

TEMPLE CITY, CA, August 4, 2020 —Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “company”), a technology company providing comprehensive testing solutions through its scalable technology platform, today announced financial results for its second fiscal quarter ended June 30, 2020.

Second quarter revenue was $17.3 million, an increase of 105% from $8.4 million in the second quarter of 2019. GAAP income for the second quarter of 2020 was $3.3 million, or $0.14 per share, and non-GAAP income was $4.0 million, or $0.17 per share.

Adjusted EBITDA was $4.3 million in the second quarter of 2020, compared to $1.5 million in the second quarter of 2019.

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “The global COVID-19 pandemic has tested who we are as a company, and now more than ever we have demonstrated that Fulgent is a technology company with a proprietary platform built for massive scale. Our technology is the cornerstone for all facets of our business, including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated lab services. Our second quarter results illustrate how we quickly applied our technology to the needs of today, organically developing and launching multiple tests to detect COVID-19 with Emergency Use Authorization from the FDA, including an at-home test offered through Picture Genetics, our patient-initiated product. These offerings have attracted major new customer accounts, resulting in an inflection point in our business and outlook.”

Paul Kim, Chief Financial Officer, said, “Our second quarter volume increased over 1200% sequentially, and we see the opportunity for continued momentum through the balance of the year. Our traditional genetic testing orders rebounded in June and July and are on track for growth in the second half of 2020. By aggressively applying our technology platform, we democratized and made affordable the needs of COVID-19 testing to the public, resulting in overall average selling price of less than $100 per test, while shortening our average turnaround time to less than 24 hours from receipt of sample. We expanded our customer base for the long term by winning large, strategic governmental and commercial accounts. We will provide a formal update on our guidance for the remainder of the year during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its second quarter 2020 results. Press and industry analysts are invited to attend in listen-only mode.

The call may be accessed through a live audio webcast on the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 2797888. An audio replay will be available on the Investors section of the company’s website or by calling (855) 859-2056 using passcode 2797888 through August 11, 2020.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics’ proprietary technology platform has created a broad, flexible test menu and the ability to continually expand and improve its proprietary genetic reference library while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining next generation sequencing (“NGS”) with its technology platform, the Company performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. In 2019, the Company launched its first patient-initiated product, Picture Genetics, a new line of at-home screening tests that combines the Company’s advanced NGS solutions with actionable results and genetic counseling options for individuals. Since March 2020, the Company has commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus (“COVID-19”), including NGS and reverse transcription polymerase chain reaction (“RT-PCR”) - based tests. The Company has received Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for the at-home testing service through Picture Genetics. A cornerstone of the Company’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated lab services.

About Picture Genetics

Through its Picture Genetics platform launched in 2019, Fulgent Genetics offers consumers direct access to its advanced genetic testing and analytics capabilities from the ease and comfort of home, at an affordable price point. The Picture Genetics platform provides a holistic approach to at-home genetic screening by including oversight from independent physicians as well as genetic counseling options to complement Fulgent Genetics’ comprehensive genetic testing analysis. The Picture Genetics platform currently offers multiple tests, providing medically actionable, clinical-level results with professional medical follow-up in one easy process. Visit www.picturegenetics.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including the company’s and its technology platform’s ability to scale, the company’s evaluations and judgments regarding momentum, inflection points and the company’s recent performance; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; and the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for its tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, the company’s tests, including its newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic and COVID-19 testing and to compete successfully in these markets, including its ability to continue to develop new tests that are attractive to its various customer markets, its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the SEC. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are encouraged to review the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 for any revisions or updates to the information in this release.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon, 415-217-4964, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
June 30, 2020 and December 31, 2019
(in thousands)

	June 30,	December 31,
ASSETS:	2020	2019
Cash and cash equivalents	$2,431	$11,965
Investments in marketable securities	63,933	58,251
Accounts receivable, net	13,863	6,555
Property and equipment, net	6,013	5,974
Other assets	9,675	6,011
Total assets	$95,915	$88,756

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$8,872	$5,979
Total stockholders’ equity	87,043	82,777
Total liabilities & equity	$95,915	$88,756

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Six Months Ended June 30, 2020 and 2019
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$17,265	$8,424	$25,018	$13,794
Cost of revenue (1)	7,717	3,620	11,774	6,588
Gross profit	9,548	4,804	13,244	7,206

Operating expenses:
Research and development (1)	1,849	1,574	3,827	2,998
Selling and marketing (1)	3,260	1,304	4,857	2,576
General and administrative (1)	1,799	1,631	3,834	3,160
Total operating expenses	6,908	4,509	12,518	8,734
Operating income (loss)	2,640	295	726	(1,528)
Interest income and other, net	275	192	516	399
Income (loss) before income taxes and equity loss in investee	2,915	487	1,242	(1,129)
Provision for (benefit from) income taxes	(599)	7	(565)	20
Income (loss) before equity loss in investee	3,514	480	1,807	(1,149)
Equity loss in investee	(193)	(149)	(442)	(428)
Net income (loss)	$3,321	$331	$1,365	$(1,577)
Net income (loss) per common share:
Basic	$0.15	$0.02	$0.06	$(0.09)
Diluted	$0.14	$0.02	$0.06	$(0.09)
Weighted average common shares:
Basic	21,747	18,343	21,656	18,286
Diluted	22,920	19,021	22,824	18,286

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$270	$167	$501	$309
Research and development	364	233	676	411
Selling and marketing	222	186	393	311
General and administrative	224	151	434	289
Total equity-based compensation expense	$1,080	$737	$2,004	$1,320

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three and Six Months Ended June 30, 2020 and 2019
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$3,321	$331	$1,365	$(1,577)
Provision for (benefit from) income taxes	(599)	7	(565)	20
Equity-based compensation expense	1,080	737	2,004	1,320
Non-GAAP tax effect (1)	—	—	—	—
Equity loss in investee	193	149	442	428
Non-GAAP income	$3,995	$1,224	$3,246	$191
Net income (loss) per common share:
Basic	$0.15	$0.02	$0.06	$(0.09)
Diluted	$0.14	$0.02	$0.06	$(0.09)
Non-GAAP income per common share:
Basic	$0.18	$0.07	$0.15	$0.01
Diluted	$0.17	$0.06	$0.14	$0.01

Weighted average common shares:
Basic	21,747	18,343	21,656	18,286
Diluted	22,920	19,021	22,824	18,286

(1) Tax rates as follows:
Corporate tax rate of zero for the three and six months ended June 30, 2020 and 2019 due to full valuation allowance.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2020 and 2019
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$3,321	$331	$1,365	$(1,577)
Interest income, net	(249)	(204)	(575)	(418)
Provision for (benefit from) income taxes	(599)	7	(565)	20
Equity-based compensation expense	1,080	737	2,004	1,320
Depreciation	549	511	1,118	1,046
Equity loss in investee	193	149	442	428
Adjusted EBITDA	$4,295	$1,531	$3,789	$819